Exhibit 10.2

Execution Version

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 21, 2017, is by and among INVENTURE FOODS, INC., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders from time to time party to the Credit Agreement defined below (the “Lenders”) and BSP AGENCY, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 18, 2015 (as amended by that certain First Amendment to Credit Agreement dated as of March 9, 2016, as amended by that certain Second Amendment to Credit Agreement dated as of September 27, 2016, as amended by that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017 and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain Events of Default have occurred, are continuing or will result under the Credit Agreement as a result of: (a) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial statement covenant contained in Section 5.1 of the Credit Agreement because of a “going concern” qualification to the certification by the Parent Borrower’s auditor of the audited financial statements of the Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “2016 Audit Covenant Event of Default”), (b) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended April 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “April EBITDA Event of Default”), (c) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended June 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “June EBITDA Event of Default” and collectively with the 2016 Audit Covenant Event of Default and the April EBITDA Event of Default, the “Current Events of Default”) and (d) the Parent Borrower’s and the other Loan Parties’ expected failure to comply with the financial covenants contained in Section 7 of the Credit Agreement from the date hereof through the Waiver Deadline (as defined below), which would constitute an Event of Default under Section 8.2(a) of the Credit Agreement (the “Anticipated Event of Default” and collectively with the Current Events of Default, the “Specified Events of Default”);

WHEREAS, the Borrowers, the Lenders and the Agent are parties to (a) that certain Limited Waiver dated as of March 29, 2017 whereby the Agent and the Lenders agreed to waive the 2016 Audit Covenant Event of Default until May 15, 2017, (b) that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until July 17, 2017 and (ii) waive the April EBITDA Event of Default until July 24, 2017 and (c) that certain Extension Agreement dated as of July 17, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until July 24, 2017 (the “2016 Audit Covenant Waiver Deadline”), (ii) waive the April EBITDA Event of Default until July 24, 2017 (the “April EBITDA Waiver Deadline”), (iii) waive the June EBITDA Event of Default until July 24, 2017 (the “June EBITDA Waiver Deadline”) and (iv) waive the Anticipated Event of Default until July 24, 2017 (the “Anticipated Default Waiver Deadline”);

WHEREAS, pursuant to Section 2.1(b) of the Credit Agreement, the Borrowers have notified the Agent and the Lenders that they are requesting an additional Loan (the “Fourth Amendment Term Loan”) in an aggregate principal amount of $5,000,000 on the terms set forth in this Amendment;

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) extend the 2016 Audit Covenant Waiver Deadline until August 31, 2017, (b) extend the April EBITDA Waiver Deadline until August 31, 2017, (c) extend the June EBITDA Waiver Deadline until August 31, 2017, (d) extend the Anticipated Default Waiver Deadline until August 31, 2017, (e) amend the Credit Agreement to effect such amendments as may be necessary or appropriate to effect the Fourth Amendment Term Loan and (f) amend certain other provisions of the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to (a) provide the extension of the 2016 Audit Covenant Waiver Deadline, (b) provide the extension of the April EBITDA Waiver Deadline, (c) provide the extension of the June EBITDA Waiver Deadline, (d) provide the extension of the Anticipated Default Waiver Deadline, (e) provide such Fourth Amendment Term Loan and (f) make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein and in accordance with the applicable provisions of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVER

1.1          Waiver of Specified Events of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Agent and the Lenders hereby agree to extend the 2016 Audit Covenant Waiver Deadline, extend the April EBITDA Waiver Deadline, extend the June EBITDA Waiver Deadline and extend the Anticipated Default Waiver Deadline until the date (the “Waiver Deadline”) that is the earlier of (a) the occurrence and continuation of a Default or Event of Default other than any Specified Event of Default and (b) August 31, 2017.  On the date constituting the Waiver Deadline, the Specified Events of Default will be reinstated as if the waiver set forth above had never been provided and failure of the Parent Borrower to be in compliance therewith shall constitute an immediate Event of Default.

1.2          Effectiveness of Limited Waiver.  This limited waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Borrowers, (b) affect the right of the Lenders to demand compliance by the Borrowers with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Borrowers requiring the Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than a Specified Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1          Amendment to Section 2.1(a).  Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Term Loans.

(i)            Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make a term loan to Borrowers on the Closing Date (the “Closing Date Term Loan”) in an amount equal to such Lender’s Closing Date Term Loan Commitment, which Closing Date Term Loan shall be disbursed to the Borrowers pursuant to written instructions of the Parent Borrower to Agent. From and after the Closing Date, the principal amount of the Closing Date Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
March 26, 2016	$212,500
June 25, 2016	$212,500
September 24, 2016	$212,500
December 31, 2016	$212,500
April 1, 2017	$212,500
July 1, 2017	$212,500
September 30, 2017	$212,500
December 30, 2017	$212,500
March 31, 2018	$212,500
June 30, 2018	$212,500
September 29, 2018	$212,500
December 29, 2018	$212,500
March 30, 2019	$212,500
June 29, 2019	$212,500
September 28, 2019	$212,500
December 28, 2019	$212,500

Date	Installment Amount
March 28, 2020	$212,500
June 27, 2020	$212,500
September 26, 2020	$212,500
Maturity Date	The remaining outstanding principal amount of the Closing Date Term Loan

(ii)           Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make a term loan to Borrowers on the Fourth Amendment Effective Date (the “Fourth Amendment Term Loan” and collectively with the Closing Date Term Loan, the “Loans”) in an amount equal to such Lender’s Fourth Amendment Term Loan Commitment, which Fourth Amendment Term Loan shall be disbursed to the Borrowers pursuant to written instructions of the Parent Borrower to Agent. From and after the Fourth Amendment Effective Date, the principal amount of the Fourth Amendment Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
September 30, 2017	$12,500
December 30, 2017	$12,500
March 31, 2018	$12,500
June 30, 2018	$12,500
September 29, 2018	$12,500
December 29, 2018	$12,500
March 30, 2019	$12,500
June 29, 2019	$12,500
September 28, 2019	$12,500
December 28, 2019	$12,500
March 28, 2020	$12,500
June 27, 2020	$12,500
September 26, 2020	$12,500

Date	Installment Amount
Maturity Date	The remaining outstanding principal amount of the Fourth Amendment Term Loan

(iii)          Amounts borrowed pursuant to this Section 2.1 and paid or prepaid may not be reborrowed.  The outstanding principal amount of the Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.  The Borrowers, the Lenders and the Agent acknowledge and agree that immediately after giving effect to the funding of the Fourth Amendment Term Loan, the outstanding principal amount of the Loans as of the Fourth Amendment Effective Date shall be $77,514,155.74.

2.2          Amendment to Section 2.4(f).  Section 2.4(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)            Application of Payments. Each payment pursuant to Section 2.1(a)(i) and Section 2.1(a)(ii) and each prepayment pursuant to Section 2.4(e)(i) through Section 2.4(e)(v) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the Loans until paid in full and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

2.3          Amendment to Section 2.10(b).  Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           (i) To the extent the Borrowers make any payment or prepayment of principal with respect to the Loans after the Fourth Amendment Effective Date (including any prepayment pursuant to Section 2.4(d) or (e)), other than regularly scheduled principal payments pursuant to Section 2.1(a) (excluding any such principal payment on the Maturity Date), the Borrowers shall pay to the Agent for the ratable account of each of the Lenders, a non-refundable fee in the amount of 10.00% of the aggregate principal amount of all such Loans paid or prepaid (the “Fourth Amendment Fee”).  Such Fourth Amendment Fee shall be due and payable on the date of payment or prepayment (whether or not an Event of Default is occurring and prior to and after acceleration of the Loans) and on any date set forth in the last paragraph of Section 9.1.

2.4          Amendment to Section 6.11.  Section 6.11 is hereby amended and restated in its entirety to read as follows:

6.11        Use of Proceeds.  Each Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Funds Flow Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors).  Each Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of the Fourth Amendment Term Loan for any purpose other than (x) payments of interest hereunder and (y) payment of trade payables in the ordinary course of business.

2.5          Amendment to Section 7.3.  Section 7.3 is hereby amended and restated in its entirety to read as follows:

7.3          Consolidated EBITDA.  Commencing with the fiscal month ending August 31, 2017, Borrowers will have EBITDA, measured at the end of each fiscal month for the twelve (12) months then ended, of at least $18,000,000.

2.6          Amendment to Section 9.1.  The final paragraph of Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Without limiting the generality of Section 2.10(b), and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Obligations are accelerated hereunder pursuant to this Section 9.1, the Fourth Amendment Fee determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid and the applicable Commitments were terminated as of such date and shall constitute part of the Obligations for all purposes herein.  The Fourth Amendment Fee shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOURTH AMENDMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION.  The Loan Parties expressly agree that (i) the Fourth Amendment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Fourth Amendment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Fourth Amendment Fee, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 9.1, (v) their agreement to pay the Fourth Amendment Fee is a material inducement to the Lenders to make the Loans and to provide the waivers set forth in the Fourth Amendment, and (vi) (A) the Fourth Amendment Fee represents a good faith, reasonable estimate and calculation of the lost profits and damages of the Lenders, (B) it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such payment or prepayment and (C) the Fourth Amendment Fee represents liquidated damages and compensation for the costs of making funds available hereunder and providing the waivers set forth in the Fourth Amendment.

2.7          Amendment to Section 14.1(a)(iii).  Section 14.1(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)          reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders) but including the Fourth Amendment Fee)),

2.8          New Definitions.  The following definitions are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical order:

“Acceptance Notice” has the meaning specified therefor in the definition of Permitted Indebtedness.

“Closing Date Term Loan” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Closing Date Term Loan Commitment” means, with respect to each Lender, its Closing Date Term Loan Commitment, and, with respect to all Lenders, their Closing Date Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.  The aggregate principal amount of Closing Date Term Loan Commitments on the Fourth Amendment Effective Date is $72,514,155.74.

“Financing Solicitation” has the meaning specified therefor in the definition of Permitted Indebtedness.

“Fourth Amendment Effective Date” shall mean July 17, 2017.

“Fourth Amendment Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.

“Fourth Amendment Term Loan” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Fourth Amendment Term Loan Commitment” means, with respect to each Lender, its Fourth Amendment Term Loan Commitment, and, with respect to all Lenders, their Fourth Amendment Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.  The aggregate principal amount of Fourth Amendment Term Loan Commitments on the Fourth Amendment Effective Date is $5,000,000.

2.9          Amendment to Definition of Applicable Margin.  The definition of “Applicable Margin” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, as of any date of determination after the Fourth Amendment Effective Date, with respect to all Loans outstanding on such date, 7.00% per annum with respect to Base Rate Loans and 8.00% per annum with respect to LIBOR Rate Loans.

2.10        Amendment to Definition of Commitment.  The definition of “Commitment” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Commitments” means, with respect to each Lender, its Closing Date Term Loan Commitment or Fourth Amendment Term Loan Commitment, as applicable.

2.11        Amendment to Definition of Permitted Indebtedness.  The definition of “Permitted Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (a) replacing current subsection (g) in its entirety with the following and (b) replacing current subsection (w) in its entirety with the following:

(g)           [Reserved].

(w)          subject to the terms of the Intercreditor Agreement, the ABL Obligations and Indebtedness in respect of the ABL Credit Agreement and the other ABL Documents and any refinancing or replacement indebtedness thereof; provided that the aggregate principal amount of loans plus the aggregate face amount of letters of credit thereunder shall not exceed $56,000,000, provided, further, that, during the period commencing on the Fourth Amendment Effective Date and continuing through August 31, 2017, the Borrowers shall not solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity (other than the Agent and its Affiliates) to provide indebtedness to refinance in full the ABL Obligations unless either (i) otherwise approved by the Agent in its sole discretion or (ii) both (y) the Borrowers shall have notified the Agent in writing (the “Financing Solicitation”) of their intent to seek to obtain financing to replace the ABL Obligations (which notice shall reasonably indicate the parameters of the financing to be solicited and shall contain an offer to the Agent and the Lenders to provide such financing on such terms) and the Agent and the Lenders shall have had not less than 5 Business Days following receipt of such notice to provide the Borrower with written notice of their agreement to provide the Borrowers with financing under such parameters (the “Acceptance Notice”) and (z) the Agent and the Lenders shall have either (A) declined such Financing Solicitation or (B) delivered an Acceptance Notice within such 5 Business Day period but failed to make such refinancing available to the Borrowers within 15 Business Days following the delivery to the Borrowers of an Acceptance Notice.  In the event that the Agent and the Lenders shall fail to deliver an Acceptance Notice to the Borrowers within 5 Business Days following receipt by the Agent of a Financing Solicitation from the Borrowers, the Agent and the Lenders shall be deemed to have declined the Financing Solicitation and the Borrowers shall be permitted to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity (to provide indebtedness to refinance in full the ABL Obligations on the parameters outlined in the Financing Solicitation previously delivered to the Agent.

2.12        Amendment to Definition of Permitted Purchase Money Indebtedness.  The definition of “Permitted Purchase Money Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 120 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $3,000,000.

2.13        Amendment to Schedule C-1.  Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule C-1 hereto.

2.14        Amendment to Schedule 5.1.  Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 5.1 hereto.

ARTICLE III

INTEREST PERIODS

3.1          Interest Periods.  In connection with this Amendment, the Interest Periods applicable to the Closing Date Term Loan shall be reset as necessary to cause the Interest Periods applicable to the Closing Date Term Loan to be identical to the Interest Periods applicable to the Fourth Amendment Term Loans funded on the Fourth Amendment Effective Date.  The Borrowers shall be responsible for any costs arising under Section 2.12 of the Credit Agreement resulting from such action.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

4.1          Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)           Executed Amendment.  The Agent shall have received a copy of (i) this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Agent and (ii) an amendment duly executed by each of the Loan Parties, the Required Lenders (as defined in the ABL Credit Agreement) and the ABL Agent in form and substance reasonably satisfactory to the Agent (it being understood and agreed that the amendment to the ABL Credit Agreement attached as Exhibit A hereto is in form and substance satisfactory to Agent).

(b)           Side Letter.  The Agent shall have received the side letter, in substantially the form attached as Exhibit B hereto (the “Side Letter”), duly executed by the parties thereto, and the same shall be in full force and effect.

(c)           Fourth Amendment Term Loan Conditions.  The conditions set forth in Section 2.1(b) of the Credit Agreement shall have been satisfied; provided that the Agent and the Lenders hereby agree to waive (i) the requirement set forth in Section 2.1(b)(vii) and (ii) the financial covenant compliance requirement set forth in Section 2.1(b)(xi)(z).

(d)           Default.  After giving effect to this Amendment and the Fourth Amendment Term Loan, no Default or Event of Default shall exist.

(e)           Representations and Warranties.  As of the Amendment Effective Date, the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof).

(f)            Officer’s Certificate.  Agent shall have received a certificate of the Chief Financial Officer of the Parent Borrower in form and substance satisfactory to it certifying as to the satisfaction by the Loan Parties of clauses (d) and (e) set forth in this Section 4.1.

(g)           Secretary’s Certificate.  Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers or members of such Loan Party to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.

(h)           Organizational Documents.  Agent shall have received copies of each Loan Party’s Governing Documents, as amended modified or supplemented prior to the Amendment Effective Date, which Governing Documents shall be (i) certified by the Secretary of such Loan Party, and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the Amendment Effective Date) by the appropriate governmental official.

(i)            Good Standing Certificates.  Agent shall have received a certificate of status with respect to each Loan Party, each dated within 10 days of the Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction.

(j)            Solvency Certificate.  Agent shall have received a solvency certificate of the Chief Financial Officer of the Parent Borrower, in form and substance satisfactory to it, certifying as to the solvency of the Loan Parties.

(k)           Notice of Borrowing.  The Agent shall have received from the Borrowers a duly executed Notice of Borrowing.

(l)            Legal Opinion.  The Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Agent and the Lenders which shall be in form and substance satisfactory to the Agent.

(m)          Fees and Expenses.

(i)            The Agent shall have received from the Parent Borrower for the account of each Lender that provides a Fourth Amendment Term Loan Commitment (each such Lender, a “Fourth Amendment Term Loan Lender”, and collectively, the “Fourth Amendment Term Loan Lenders”), a commitment fee as set forth in the fee letter dated as of even date herewith by and between the Parent Borrower, on behalf of the Borrowers, and the Agent, on behalf of the Fourth Amendment Term Loan Lenders.

(ii)           The Agent shall have received from the Parent Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Parent Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(n)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

4.2          Post-Closing Matters.  The Borrowers shall execute and deliver the following documents and complete the following actions in each case within the time limits specified below:

(a)           Projections.  Within 30 days after the Amendment Effective Date (or such longer period of time as agreed to by the Agent in its sole discretion), the Agent shall have received a set of Projections of the Borrowers for the 3 year period following the Amendment Effective Date on a year by year basis and for the 1 year period following the Amendment Effective Date on a month by month basis in form and substance including as to scope and underlying assumptions satisfactory to the Agent.

(b)           Mortgage Assignments and Amendments.  Within 30 days after the Amendment Effective Date (or such longer period of time as agreed to by the Agent in its sole discretion), with respect to the Real Property Collateral that is subject to a Mortgage pursuant to the Credit Agreement, the Collateral Agent shall have received the following, in each case, in form and substance reasonably acceptable to the Collateral Agent:

(i)            an amendment to each Mortgage to reflect the terms of this Amendment;

(ii)           date down endorsements (to the extent reasonably available in the applicable jurisdiction) to the Lenders’ title insurance policies delivered in connection with the Credit Agreement, together with copies of the title searches obtained in connection with delivering such endorsements; and

(iii)          such other documentation as reasonably requested by the Collateral Agent in connection with this clause (b), in each case, in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE V
MISCELLANEOUS

5.1          Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2          Representations and Warranties of the Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           After giving effect to this Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)            The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Permitted Liens.

(g)           The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

5.3          Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

5.4          Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.5          Expenses.  Each Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

5.6          Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

5.7          Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.8          Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

5.9          No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

5.10        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5.11        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.12        General Release.  In consideration of the Agent’s and the Required Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases and forever discharges the Agent, the Lenders and the Agent’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, members, partners, equityholders, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

5.13        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

5.14        Authorization of Agent to Enter into Side Letter.  Each Lender hereby irrevocably authorizes the Agent to execute and deliver the Side Letter on such Lender’s behalf, and each Lender hereby agrees to be bound thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	INVENTURE FOODS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

RADER FARMS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

INVENTURE — GA, INC. f/k/a FRESH FROZEN FOODS, INC.,
a Delaware corporation

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

WILLAMETTE VALLEY FRUIT COMPANY,
a Delaware corporation

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

POORE BROTHERS-BLUFFTON, LLC,
a Delaware limited liability company

By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

BOULDER NATURAL FOODS, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

TEJAS PB DISTRIBUTING, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

LA COMETA PROPERTIES, INC.,
an Arizona corporation

By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

BN FOODS, INC.,
a Colorado corporation

By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

AGENT AND LENDERS:	BSP AGENCY, LLC, a Delaware limited liability company, as Agent

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

PROVIDENCE DEBT FUND III LP,
as a Lender

By: Providence Debt Fund III GP L.P., its general partner

By: Providence Debt Fund III Ultimate GP Ltd., its general partner

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Director

PROVIDENCE DEBT FUND III MASTER (NON-US) LP, as a Lender

By: Providence Debt Fund III GP L.P., its general partner

By: Providence Debt Fund III Ultimate GP Ltd., its general partner

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Director

LANDMARK WALL SMA L.P., as a Lender

By: Landmark Wall SMA GP L.P., its general partner

By: Landmark Wall SMA GP, LLC, its general partner

By: Landmark Equity Advisors, L.L.C., its managing member

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Director

SIGNATURE PAGE TO

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

BENEFIT STREET PARTNERS SMA-C LP,
as a Lender

By: Benefit Street Partners L.L.C., its investment
advisor

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND LP, as a Lender

By: Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By: Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its general partner

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Authorized Signer

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP., as a Lender

By:	/s/ Joseph Miller
Name: Joseph Miller
Title: Authorized Signer

SIGNATURE PAGE TO

LIMITED WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

Schedule C-1

Commitments

Lender	Closing Date Term Loan Commitment	Fourth Amendment Term Loan Commitment
Providence Debt Fund III LP	$30,943,069.92	$2,134,000.00
Providence Debt Fund III Master (Non-US) LP	$16,478,628.62	$1,136,000.00
Landmark Wall SM L.P. (for itself and as successor to Landmark Wall SM SPV LP)	$16,312,272.61	$1,125,000.00
Benefit Street Partners SMA-C LP	$3,975,481.95	$274,000.00
Benefit Street Partners Capital Opportunity Fund LP	$3,951,594.93	$272,000.00
Griffin-Benefit Street Partners BDC Corp.	$853,107.71	$59,000.00
TOTAL:	$72,514,155.74	$5,000,000.00

Schedule 5.1

Financial Statements, Reports, Certificates

Deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

if an Event of Default has occurred and is continuing and in any event, commencing with the fiscal month ending August 31, 2017, as soon as available, but in any event within 15 days after the end of each month during each of Borrower’s fiscal years, an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management,

(a)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA,

(b)                                 to the extent applicable, a calculation of the Fixed Charge Coverage Ratio and the Total Leverage Ratio that is required to be delivered under the Agreement, and

(c)                                  any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 45 days after the end of each quarter during each of Parent Borrower’s fiscal years,

an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, prepared in accordance with GAAP as well as on an internally-determined “mark-to-market” basis, together with a corresponding discussion and analysis of results from management,

(a)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(b)                                 a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement,

(c)                                  a certification of compliance with all applicable United States Department of Agriculture and the Food and Drug Administration rules and policies and rules and policies of any other Governmental Authority relating to Food Security Laws, including, if requested by Agent, a third-party expert certification audit or Food and Drug Administration inspection of the Loan Parties quality system, and

(d)                                 any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event	(a) consolidated and consolidating financial statements of Parent Borrower and its Subsidiaries for each such fiscal year, audited by independent certified within 90 days after the end of each of Parent Borrower’s fiscal years,

public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with Article 7 of the Agreement (other than any qualification or exception attributable solely to the occurrence of the stated maturity of any Revolving Loans within 12 months after the date of such opinion)), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management), as well as on an internally-determined “mark-to-market” basis,

(b)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(c)                                  a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement, and

(d)                                 any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 15 days after the start of each of Parent Borrower’s fiscal years,

(e)                                  copies of Parent Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, exercising reasonable (from the perspective of a secured term-based lender) business judgment, for the forthcoming 3 years, certified by the chief financial officer of Parent Borrower as being such officer’s good faith estimate of the financial performance of Parent Borrower during the period covered thereby.

if and when filed by Parent Borrower,

(f)                                   Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports (if any when requested by Agent),

(g)                                  any other filings made by Parent Borrower with the SEC, and

(h)                                 any other information that is provided by Parent Borrower to its shareholders generally.

promptly, but in any event within 5 days after any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i) notice of such event or condition and a statement of the curative action that the Borrowers propose to take with respect thereto.

promptly after the commencement thereof, but in any	(j) notice of all actions, suits, or proceedings brought by or against Parent Borrower or any of its Subsidiaries before any Governmental Authority which

event within 5 days after the service of process with respect thereto on Parent Borrower or any of its Subsidiaries,	reasonably could be expected to result in a Material Adverse Effect.

upon the request of Agent,	(a) any other information reasonably requested relating to the financial condition of Parent Borrower or its Subsidiaries.

EXHIBIT A

[ABL AMENDMENT TO BE ATTACHED]

EXHIBIT B

[SIDE LETTER TO BE ATTACHED]